Exhibit 99.1

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Announces Second Quarter 2018 Results

•	Second quarter revenue of $321 million, up 24% year-over-year

•	GAAP operating margin 4.0% and GAAP diluted earnings per share (EPS) $0.81

•	Awarded two new firm-fixed-price base maintenance contracts in Europe and North America valued at over $125 million

•	Reaffirming 2018 guidance

COLORADO SPRINGS, Colo., August 7, 2018 — Vectrus, Inc. (NYSE:VEC) announced second quarter 2018 financial results. For the second quarter, revenue was $321 million, GAAP operating income was $13.0 million, and GAAP diluted earnings per share were $0.81. As of June 29, 2018, year-to-date net cash provided by operating activities was $4.2 million.

“I’m happy to report that our business momentum continued into the second quarter and resulted in strong financial results,” said Chuck Prow, president and chief executive officer of Vectrus. “Revenue increased 24% year-over-year, with 12% growth coming from the Vectrus base business and the remainder coming from the SENTEL acquisition. Our growth activities, strong program performance, as well as the continued execution of our strategic plan are showing tangible progress in the form of improved financial results and additional new business awards.”

“During the second quarter, Vectrus won new business contracts valued at over $125 million, which builds on our success in the first quarter and brings the total value of our year-to-date new business wins to over $250 million,” explained Prow. “Importantly, all of the new business won in the second quarter is firm-fixed price, which provides Vectrus an excellent opportunity, over time, to generate higher margins and better outcomes for our clients through the application of technology and continuous improvement principles and techniques.”

Year-to-date June 29, 2018, net cash provided by operating activities was $4.2 million, a decrease of $1.6 million compared to 2017. Days sales outstanding (DSO) was 60 days in the second quarter of 2018 compared to 59 days in the second quarter of 2017.

Exhibit 99.1

The Company ended the second quarter 2018 with a total debt balance of $77.0 million, which was down from $79.0 million at the end of the 2017 period. As of June 29, 2018, the Company had total consolidated indebtedness to consolidated EBITDA (total leverage ratio) of 1.44x to 1.00x.

“Our financial profile is strong and Vectrus remains well positioned to capitalize on growth opportunities we see in our markets,” said Matt Klein, chief financial officer of Vectrus. “We are executing on enhancing our internal business operations through the application of our Enterprise-wide improvement program also known as Enterprise Vectrus. Overall, we have made solid year-to-date progress and believe the continued execution of our strategy will result in further top-and-bottom line improvements and increased shareholder value.”

The Company ended the second quarter 2018 with total backlog of $3.3 billion and funded backlog of $951.0 million.

“Our internal efforts and investments are generating returns, which have resulted in a robust backlog that spans several years,” said Klein. “At $3.3 billion, total backlog represents over 2.5 times our 2018 revenue guidance mid-point and we believe provides solid long-term visibility.”

2018 Guidance
"We are reaffirming our full-year 2018 guidance," said Klein. “Our 2018 guidance assumes interest expense of approximately $4.3 million, depreciation and amortization expense of $4.2 million, mandatory debt payments of $4.0 million, non-recurring transaction related expenses of $2.0 million, a tax rate of 22 percent and weighted average diluted shares outstanding of 11.4 million at December 31, 2018.”

2018 guidance details include:

$ millions, except for operating margin and EPS amounts	2018 Guidance
Revenue	$1,215	to	$1,285
Operating Margin	3.6%	to	4.0%
Net Income	$30.9	to	$36.9
Diluted EPS[1]	$2.71	to	$3.23
Net Cash Provided by Operating Activities	$35.0	to	$39.0

The Company notes that forward-looking statements of future performance made in this release, including 2018 guidance, are based upon current expectations and are subject to

Exhibit 99.1

factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 4:30 p.m. ET on Tuesday, August 7, 2018.

U.S.-based participants may dial into the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.
A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through August 21, 2018, at 844-512-2921 (domestic) or 412-317-6671 (international) with pass code 13681720.

Footnotes:
1 Diluted EPS guidance is calculated using estimated weighted average diluted common shares outstanding at December 31, 2018 of 11.4 million.
.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 177 locations in 21 countries. In 2017, Vectrus generated sales of $1.1 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2018 Guidance above about our revenue, operating margin, net income, diluted EPS and net cash provided by operating activities for 2018 and other assumptions contained therein for purposes of such guidance, other statements about revenue and DSO, our credit facility, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan,"

Exhibit 99.1

"believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; any acquisitions, investments or joint ventures, including the integration of SENTEL Corporation into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606); accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2017 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended		Six months ended
	June 29,	June 30,	June 29,	June 30,
(In thousands, except per share data)	2018	2017	2018	2017
Revenue	$321,132	$259,318	$641,649	$549,380
Cost of revenue	292,064	233,583	586,114	498,283
Selling, general and administrative expenses	16,070	16,531	33,865	30,244
Operating income	12,998	9,204	21,670	20,853
Interest (expense) income, net	(1,140)	(1,070)	(2,305)	(2,204)
Income from operations before income taxes	11,858	8,134	19,365	18,649
Income tax expense	2,663	2,673	4,058	6,520
Net income	$9,195	$5,461	$15,307	$12,129

Earnings per share
Basic	$0.82	$0.50	$1.37	$1.11
Diluted	$0.81	$0.49	$1.35	$1.09
Weighted average common shares outstanding - basic	11,235	10,987	11,191	10,948
Weighted average common shares outstanding - diluted	11,383	11,191	11,351	11,132

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29,	December 31,
(In thousands, except share information)	2018	2017
Assets	(unaudited)
Current assets
Cash	$40,958	$77,453
Receivables	217,071	174,995
Costs incurred in excess of billings	—	12,751
Other current assets	10,489	6,747
Total current assets	268,518	271,946
Property, plant, and equipment, net	5,087	3,733
Goodwill	235,180	216,930
Intangible assets, net	9,687	121
Other non-current assets	4,493	2,821
Total non-current assets	254,447	223,605
Total Assets	$522,965	$495,551
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$126,785	$115,899
Billings in excess of costs	—	3,766
Compensation and other employee benefits	39,838	39,304
Short-term debt	4,000	4,000
Other accrued liabilities	24,837	19,209
Total current liabilities	195,460	182,178
Long-term debt, net	71,424	73,211
Deferred tax liability	54,088	55,329
Other non-current liabilities	1,433	1,461
Total non-current liabilities	126,945	130,001
Total liabilities	322,405	312,179
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 11,247,722 and 11,120,528 shares issued and outstanding	112	111
Additional paid in capital	69,855	67,526
Retained earnings	132,644	117,415
Accumulated other comprehensive loss	(2,051)	(1,680)
Total shareholders' equity	200,560	183,372
Total Liabilities and Shareholders' Equity	$522,965	$495,551

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 29,	June 30,
(In thousands)	2018	2017
Operating activities
Net income	$15,307	$12,129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,624	794
Loss on disposal of property, plant, and equipment	51	—
Stock-based compensation	2,521	2,995
Amortization of debt issuance costs	213	381
Changes in assets and liabilities:
Receivables	(8,820)	8,791
Other assets	(4,518)	(640)
Accounts payable	693	(14,793)
Billings in excess of costs	—	1,286
Deferred taxes	(1,274)	(4,553)
Compensation and other employee benefits	(1,950)	(1,411)
Other liabilities	325	757
Net cash provided by operating activities	$4,172	$5,736
Investing activities
Purchases of capital assets	(764)	(364)
Acquisition of business, net of cash acquired	(37,210)	—
Net cash used in investing activities	$(37,974)	$(364)
Financing activities
Repayments of long-term debt	(2,000)	(7,000)
Proceeds from revolver	55,000	18,000
Repayments of revolver	(55,000)	(18,000)
Proceeds from exercise of stock options	1,358	1,886
Payments of employee withholding taxes on share-based compensation	(803)	(612)
Net cash used in financing activities	$(1,445)	$(5,726)
Exchange rate effect on cash	(1,248)	2,192
Net change in cash	(36,495)	1,838
Cash-beginning of year	77,453	47,651
Cash-end of period	$40,958	$49,489
Supplemental disclosure of cash flow information:
Interest paid	$2,119	$2,021
Income taxes paid	$7,891	$2,629
Non-cash investing activities:
Purchase of capital assets on account	$481	$344

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted operating income, adjusted operating margin, EBITDA, EBITDA %, adjusted EBITDA, adjusted EBITDA %, adjusted net income and adjusted diluted earnings per share to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA %, adjusted EBITDA, adjusted EBITDA %, net income, adjusted net income and adjusted diluted earnings per share, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net income and diluted earnings per share as determined in accordance with GAAP. Reconciliations of these items are provided below.

"Adjusted operating income" is defined as operating income, adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations.

"Adjusted operating margin" is defined as adjusted operating income divided by revenue.

"EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization.

"EBITDA %" is defined as EBITDA divided by revenue.

"Adjusted EBITDA" is defined as EBITDA adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations.

"Adjusted EBITDA %" is defined as adjusted EBITDA divided by revenue.

"Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non-operating tax settlements or adjustments, such as revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act, and net settlement of uncertain tax positions.

"Adjusted diluted earnings per share" is defined as adjusted net income divided by the weighted average diluted common shares outstanding.

Exhibit 99.1

(In thousands)
EBITDA and adjusted EBITDA (Non-GAAP Measures)	Three months ended		Six months ended
	June 29,	June 30,	June 29,	June 30,
	2018	2017	2018	2017
Revenue	$321,132	$259,318	$641,649	$549,380
Operating Income	12,998	9,204	21,670	20,853
Add:
Depreciation and Amortization	815	387	1,624	794
EBITDA	$13,813	$9,591	$23,294	$21,647
EBITDA %	4.3%	3.7%	3.6%	3.9%
Transaction and non-recurring integration costs	492	—	1,669	—
Adjusted EBITDA	$14,305	$9,591	$24,963	$21,647
Adjusted EBITDA %	4.5%	3.7%	3.9%	3.9%

(In thousands)
Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP Measures)	Three months ended		Six months ended
	June 29,	June 30,	June 29,	June 30,
	2018	2017	2018	2017
Revenue	$321,132	$259,318	$641,649	$549,380
Cost of revenue	292,064	233,583	586,114	498,283
SG&A	16,070	16,531	33,865	30,244
Operating income	$12,998	$9,204	$21,670	$20,853
Operating margin	4.0%	3.5%	3.4%	3.8%
Transaction and non-recurring integration costs	492	—	1,669	—
Adjusted operating income	$13,490	$9,204	$23,339	$20,853
Adjusted operating margin	4.2%	3.5%	3.6%	3.8%

Exhibit 99.1

(In thousands)
Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP Measures)	Three months ended		Six months ended
	June 29,	June 30,	June 29,	June 30,
	2018	2017	2018	2017
Net Income	$9,195	$5,461	$15,307	$12,129
Transaction and non-recurring integration costs	492	—	1,669	—
Tax impact of adjustments	(111)	—	(350)	—
Adjusted net income	$9,576	$5,461	$16,626	$12,129
GAAP EPS - diluted	$0.81	$0.49	$1.35	$1.09
Adjusted EPS - diluted	$0.84	$0.49	$1.46	$1.09

Weighted average common shares outstanding - diluted	11,383	11,191	11,351	11,132

Exhibit 99.1

Supplemental Information
Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Customer	Three Months Ended				Six Months Ended
	June 29,	% of Total	June 30,	% of Total	June 29,	% of Total	June 30,	% of Total
(In thousands)	2018		2017		2018		2017
Army	$238,381	74%	$216,554	84%	$476,228	74%	$468,693	85%
Air Force	60,420	19%	37,509	14%	125,676	20%	70,499	13%
Navy	9,987	3%	5,255	2%	18,344	3%	10,188	2%
Other	12,344	4%	—	—%	21,401	3%	—	—%
Total revenue	$321,132		$259,318		$641,649		$549,380

Revenue by Contract Type	Three Months Ended				Six Months Ended
	June 29,	% of Total	June 30,	% of Total	June 29,	% of Total	June 30,	% of Total
(In thousands)	2018		2017		2018		2017
Cost-plus and cost-reimbursable ¹	$242,742	76%	$196,086	76%	$472,951	74%	$414,341	75%
Firm-fixed-price	78,390	24%	63,232	24%	168,698	26%	135,039	25%
Total revenue	$321,132		$259,318		$641,649		$549,380

¹ Includes time and material contracts

Revenue by Contract Relationship	Three Months Ended				Six Months Ended
	June 29,	% of Total	June 30,	% of Total	June 29,	% of Total	June 30,	% of Total
(In thousands)	2018		2017		2018		2017
Prime contractor	$301,088	94%	$251,990	97%	$602,116	94%	$537,040	98%
Subcontractor	20,044	6%	7,328	3%	39,533	6%	12,340	2%
Total revenue	$321,132		$259,318		$641,649		$549,380

Revenue by Geographic Region	Three Months Ended				Six Months Ended
	June 29,	% of Total	June 30,	% of Total	June 29,	% of Total	June 30,	% of Total
(In thousands)	2018		2017		2018		2017
Middle East	219,218	69%	208,801	81%	439,098	69%	442,708	80%
United States	74,847	23%	36,324	14%	148,636	23%	76,334	14%
Europe	27,067	8%	14,193	5%	53,915	8%	30,338	6%
Total revenue	321,132		259,318		641,649		549,380

Exhibit 99.1

Source: Vectrus, Inc.